SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 16, 1999
                                                          (June 15, 1999)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
        (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)              File Number)   Identification No.)



       777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
      (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code. (650) 312-3000


                -------------------------------------------------
          (Former name or former address, if changed since last report)






                                    <PAGE 1>



Item 5.      Other Events

Registrant is filing a Form 8-K in order to update its progress on its Year 2000 compliance plans. By this filing, Registrant is not establishing the practice of filing further updates on Form 8-K in connection with its Year 2000 compliance plan.

Year 2000 Readiness Disclosure

Forward-Looking Statements.
--------------------------
When used in this Form 8-K and in future filings by Franklin Resources, Inc. and subsidiaries (collectively, the "Company") with the SEC, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Year 2000 problem also include estimated timetables for completion of the phases of the Company's Year 2000 plan; projections of project costs regarding the Year 2000 plan; statements regarding the possible effects of the Year 2000 problem on the Company's business and that of third parties with whom the Company does business; and possible contingency plans of the Company. Such statements are subject to certain risks and uncertainties, including those discussed under the caption "Specific Risks Associated with the Year 2000" below, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Year 2000.
---------
Information contained in this section regarding the Company's Year 2000 preparations is provided as of June 15, 1999, unless otherwise stated. Because the Year 2000 project is an ongoing Company-wide endeavor, the state of the Company's progress changes daily.

All but one of the Company's mission-critical systems have now been certified as Year 2000 compliant. Such certified systems include the Company's mission-critical securities trading systems, portfolio accounting systems, customer service systems, general ledger systems, and international and domestic transfer agency systems. The Company intends to have its remaining mission-critical system, a replacement for an existing sales and marketing system, certified by the end of September, 1999. The Company uses this sales and marketing system to warehouse, track and process certain sales data, but it is not used to perform any investment management or shareholder record-keeping activities. All other certified mission-critical systems are operating in production with the exception of one wire-transfer system which will be phased in over the next 30 days.

In addition to previously completed Street Wide Testing in March and April 1999, in May, 1999 the Company successfully participated in industry-wide testing of major real-time market data services. This test was an end-to-end test of market data involving the major North American securities exchanges, news services, market data services and more than 150 end users representing major banks, brokerages and investment companies in the United States. In July, the Company will participate in six additional days of industry-wide testing of its interfaces with major broker dealers.

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


The Company's Year 2000 compliance plan is comprised of four phases: Assessment, Remediation, Testing and Implementation. The Company considers a system to be Year 2000 compliant when it has passed a number of prescribed tests established by the Company, viewed as the industry standard or suggested by regulators. However, no testing can guarantee that a system which has been certified as Year 2000 compliant will not have difficulties associated with the Year 2000.

Assessment:         systems are  inventoried,  budgets and strategies are
                    created to address identified problems.

Remediation:        software  corrections,   upgrades  and  other  fixes  are
                    made; questionnaires requesting Year 2000 compliance assurances are sent to vendors and, in some cases, test scripts are requested.

Testing:            internal   systems   are   tested   on  a   stand-alone
                    basis; point-to-point testing is conducted for some systems, and the system is certified as Year 2000 compliant.

Implementation:     systems  that  have  been  identified  as  being  Year  2000 compliant  are put  into  normal  business  operation;
                    end-user training is conducted.

The Company's Year 2000 plan prioritizes the Year 2000 certification of mission-critical systems over other systems. The following percentages refer only to mission-critical systems.

      Phase of          % of Mission Critical
      Project           Systems Complete
      -------------------------------------------
      Assessment              100%
      Remediation             100%
      Testing                  98%
      Implementation           95%

The non mission-critical systems of the Company are either maintained by the Company's Information Systems & Technology ("IS&T") department or are maintained by internal business users (end-user maintained systems). IS&T-maintained systems have been given high priority due to their relative importance while end-user maintained systems have been given lower priorities. The percentages below include only IS&T-maintained systems.

      Phase of          % of Non Mission-Critical
      Project           IS&T-Maintained Systems Complete
      --------------------------------------------------
      Assessment           100%
      Remediation          100%
      Testing               87%
      Implementation        86%

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


Third Parties and Year 2000. The Company's business operations are heavily dependent upon a complex worldwide network of information technology ("IT") systems that are owned and managed in whole or in part by third parties, including some of the Company's mission-critical systems. These third-party systems include data feeds, trading systems, securities transfer agent operations and stock market links. The Company has contacted all of its major external suppliers of goods and services to assess their compliance efforts and the Company's exposure in the event of a failure of third-party compliance efforts. The Company has received responses from suppliers of mission-critical systems and in some cases has obtained additional information, written assurances of certification, or test scripts. In addition, certain of these third parties assisted the Company with modifying and testing the Company's systems, and participated in Street Wide Testing with the Company and with one another. To date, no mission-critical third-party supplier has informed the Company that it would not be Year 2000 compliant by the millenium date nor has the Company's testing with third parties revealed any significant non-compliance issues. Such communication with mission-critical third-parties will continue as the Company proceeds with its Year 2000 project, and into the Year 2000 to monitor system functions.

Cost Estimates. The total estimated costs through March 2000 associated with the Year 2000 project are expected to be between $50 million to $60 million, including an unallocated reserve. These estimated costs consist mainly of internal and third-party labor costs which are expensed as incurred. The total amount expended on the project through May 31, 1999 was approximately $31 million. The Company's estimate of the total costs to complete the Year 2000 project will continue to be refined in future periods. The Company believes that its existing liquid assets, together with expected cash flow from operations, combined with its borrowing capacity under existing credit facilities will be sufficient to fund anticipated expenditures.

Contingency Planning. Extensive preparation efforts cannot guarantee a total absence of Year 2000 problems. Therefore, the Company continues to develop, exercise, and integrate comprehensive worldwide contingency plans which it currently expects to be completed and in place by September, 1999. Through the Company's continued participation in industry-wide testing, communications with third parties, and use of business continuity planning specialists and other consultants, the Company seeks to identify areas of potential disruptions and, to the extent possible, to minimize such disruptions. However, it is not possible accurately to predict which internal or external systems or utilities may be affected worldwide, or the exact nature of all problems that might occur.

The Company has created a worldwide Year 2000 cross-over team with representatives from each major business function. The cross-over team is preparing processes to provide a rapid response to any unanticipated problems that occur and will staff a Year 2000 command center at year end. In light of the complexity of the Company's business processes there are, in certain cases, limited or no alternatives to some of its mission-critical systems or public utilities. While redundant systems and back-up power supplies are in place to address communication or power interruptions, if certain public utilities fail in multiple locations or if mission-critical systems fail, there could be a material adverse impact upon the Company's business, financial condition and results of operations. This is especially true if such outages or failures were to extend for a period of many days. Similarly, if the systems of important third parties such as securities transfer agents, stock exchanges, data providers or others fail, this could have a material adverse effect on the Company's business, financial condition and results of operations.


                                    <Page 4>

Non-IT Systems. Other than third-party long distance telephone and data lines, and public utility electrical power, the Company's business operations are not heavily dependent on non-IT components or systems such as elevators, electrical and security systems, and embedded computer chips in devices such as fax machines and copiers. None of the Company's mission-critical systems is a non-IT system. Based upon the Company's ongoing assessment and information received from third parties, very few of the Company's non-IT systems will require remediation. The only such system identified to date as not being Year 2000 compliant is the building access system that the Company uses in certain of its leased properties. The Company does not expect to experience any material effects related to the Year 2000 compliance of non-IT systems unless there are telephone and data line, or general public utility problems, beyond the Company's control.

Specific Risks Associated with the Year 2000. The Company's ability to manage Year 2000 issues is subject to uncertainties beyond its control that could cause actual results to differ materially from what has been discussed above. The Company could become subject to legal claims in the event of any Year 2000 problem in the Company's business operations. In addition, the Company and its subsidiaries are subject to regulation by various domestic and international authorities which could impose sanctions or fines or cause the Company to cease certain operations in the event its systems are not Year 2000 compliant. A general disruption in securities or capital markets, or withdrawal of funds by investors concerned about Year 2000 issues, could have a material adverse effect upon the Company's business, financial condition and results of operations.

Factors that could influence the impact of the Year 2000 problem include the success of the Company in identifying systems and programs that are affected.
Other factors include the nature and amount of testing, remediation, programming, installation and systems work required to upgrade or to replace each of the affected programs or systems; the rate, magnitude and availability of related labor and consulting costs; the success of the Company in correcting its internal systems and the success of the Company's external partners and suppliers in addressing their respective Year 2000 problems.

The failure of organizations such as those mentioned above under "Third Parties and Year 2000" to resolve their own issues with respect to the Year 2000 problem could have a material adverse effect on the Company's business, financial condition and results of operations.



                                    <Page 5>

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     FRANKLIN RESOURCES, INC.
                     (Registrant)


Date: June 16, 1999  /s/ Leslie M. Kratter
                     --------------------------
                     LESLIE M. KRATTER
                     Vice President



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